UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2022, PolarityTE MD, Inc., a subsidiary of PolarityTE, Inc. (collectively the “Company”), entered into a lease agreement effective December 1, 2022 (the “Lease”) with 1960 South 4250 West LLC (the “Landlord”) pursuant to which the Company agreed to lease approximately 63,156 square feet of space in the building it has occupied for the past five years located at 1960 South 4250 West, Salt Lake City, Utah 84104, for a term of five years beginning December 1, 2022, with an option to renew for an additional five years. The initial basic rent is $0.95 per rentable square foot per month, or a total of $59,998.20 per month, and the monthly basic rent in effect at the end of each year during the Lease term will increase by 4%. In addition, the Company is obligated to pay the Landlord the Company’s proportionate share of operating costs and other expenses based on the portion of the building occupied by the Company in the building, which is approximately 41%. Under the Lease the Landlord is obligated to construct a demising wall between the area rented to the Company and the rest of the building, which the Landlord intends to lease to other parties. From the date construction begins until completion of the demising wall and related reconstruction items, the Company’s rent is reduced by 50%. Prior to December 1, 2022, the Company leased the entire building at a monthly base rent of $110,514 and was responsible for paying 100% of the operating costs for the building. Without taking into account reduced basic rent during the construction of the demising wall described above and the reduction in operating costs paid by the Company because of its smaller footprint in the building, the Company estimates it will realize cost savings in basic rent, alone, of approximately $606,000 for the 12-month period ending November 30, 2023, compared to the 12-month period that ended November 30, 2022.

The Lease described above is the end result of two transactions that closed concurrently on November 30, 2022, which were previously disclosed in reports filed by the Company. On December 27, 2017, we entered into a commercial lease agreement (the “Adcomp Lease”) with Adcomp LLC (“Adcomp”) pursuant to which we leased approximately 178,528 rentable square feet of warehouse, manufacturing, office, and lab space at 1960 South 4250 West, Salt Lake City, Utah (the “Property”) from Adcomp. The initial term of the Adcomp Lease was five years and it expired on November 30, 2022. We had a one-time option to renew for an additional five years and an option to purchase the Property at a purchase price of $17.5 million. On December 16, 2021, we gave written notice to Adcomp of our election to exercise the option to purchase the Property, and on March 14, 2022, we entered into a definitive purchase and sale agreement with Adcomp (the “Purchase Agreement”). In connection with exercising the option to purchase the Property, the Company made an earnest money deposit of $150,000.

On October 25, 2021, we signed a Purchase and Sale Agreement, the terms of which were finalized on December 10, 2021, and subsequently amended by Amendment No. 1 thereto dated March 15, 2022 (the “BCG Agreement”), with BCG Acquisitions LLC (“BCG”). Under the BCG Agreement we agreed to sell the Property to BCG or its assigns for $17.5 million after we purchase the Property from Adcomp, and then lease a portion of the building located on the Property. Under the BCG Agreement, BCG made an earnest money deposit totaling $150,000.

The Purchase Agreement and BCG Agreement provided for closing of the transactions described above on November 15, 2022, and also provided for an option to extend the closing to November 30, 2022. On November 9, 2022, BCG and the Company entered into an Addendum to the BCG Agreement providing, in part, for BCG exercising its right to extend the closing to November 30, 2022, in consideration of making an extension deposit with the escrow holder of $50,000, and the exercise of our right under the Purchase Agreement with Adcomp to extend the closing to November 30, 2022, in consideration of making an extension deposit with the escrow holder of $50,000. The Addendum also stated that the Company would form a single member limited liability company owned by it, which would be used as the vehicle to effectuate purchase of the Property from Adcomp at closing, effectuate a change in ownership of the Property to BCG or its assigns, and lease a portion of the building on the Property back to the Company to house its operations. Pursuant thereto the Company formed the Landlord, 1960 South 4250 West LLC, and the Company assigned to the Landlord all of its rights and obligations under the Purchase Agreement with Adcomp and under the BCG Agreement and Addendum. Also, BCG assigned all of its rights and obligations under the BCG Agreement and Addendum to BC 1960 South Industrial, LLC, a Delaware limited liability company (“BC1960”), which is unaffiliated with the Company.

The addendum also provided that BCG would arrange financing from a third-party lender for the Landlord to apply to the purchase of the Property under the Purchase Agreement with Adcomp and that BCG would provide such credit enhancements and accommodations necessary to obtain such financing in consideration of the terms of the Addendum that contemplated BCG or its assigns acquiring ownership of the Landlord concurrently with the Landlord’s acquisition of the Property from Adcomp.

The following transactions occurred concurrently on November 30, 2022:

(1) BC1960 made an unsecured loan of $9,421,993 to the Company in cash pursuant to the terms of the Addendum, a portion of which the Company contributed to the capital of the Landlord and was applied by the Landlord, together with deposits made under the Purchase Agreement with Adcomp and a security deposit held by Adcomp under the Adcomp Lease, to the purchase of the Property;

(2) A third-party lender made available cash in the amount of $10,976,470 under a trust deed note and trust deed made by the Landlord, which was applied to purchase of the Property;

(3) Upon payment of the purchase price for the Property and closing costs, Adcomp transferred title to the Property and related fixtures, equipment, and personal property appurtenant thereto to the Landlord;

(4) The Company assigned and transferred to BC1960 all of the membership interest of the Landlord as payment in full of the unsecured loan of $9,421,993 described in paragraph (1) above and, as a result, the Company was reimbursed for the deposits described in that paragraph (1); and

(5) The Landlord and the Company entered into the Lease.

As a result of the foregoing transactions the Company leases approximately 63,156 square feet of space in the building located at 1960 South 4250 West, Salt Lake City, Utah, effective December 1, 2022, under the Lease described at the beginning of this report from the Landlord, an unrelated third party, and none of the Company or its subsidiaries has any repayment obligation on the loan made to the Landlord for the purchase of the Property.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease Agreement between 1960 South 4250 West LLC and PolarityTE MD, Inc., dated December 1, 2022
10.2	Addendum to Purchase and Sale Agreement between PolarityTE, Inc., and BCG Acquisitions, Inc., dated November 9, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: December 1, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer